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                                                                    EXHIBIT 23.3

                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement Post-Effective Amendment No. 1 on Form S-8 to Form S-4 of The Walt Disney Company of our report dated July 7, 1999 relating to the financial statements of Disney's existing Internet business, which appear in the Form S-4.

PricewaterhouseCoopers LLP
Los Angeles, California
November 18, 1999